EXHIBIT 24




                                  [LETTERHEAD]

                        Consent of Independent Auditors'


The Board of Directors
Apple Suites, Inc.
Richmond, Virginia


         We consent to the use of our report dated November 7, 1999 with respect to the balance sheets of the Homewood Suites Hotel - Jackson as of December 31, 1998 and 1997 and the related statements of income, shareholders' equity and cash flows for the years then ended, for inclusion in a form 8K filing with the Securities and Exchange Commission by Apple Suites, Inc.


                                     /s/  L. P. Martin & Co., P.C.

Richmond, Virginia
January 4, 2000